UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

INTRAWEST RESORTS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intrawest Resorts Holdings, Inc.

1621 18th Street, Suite 300

Denver, Colorado 80202

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2015

Dear Intrawest Stockholders:

We are pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Intrawest Resorts Holdings, Inc. to be held on Wednesday, December 9, 2015, at 10:00 Mountain Standard Time at The Crawford Hotel, 1600 17th Street, Denver, Colorado 80202 (the “Annual Meeting”). At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect Richard Georgi and Thomas Marano as two Class II directors to serve until the 2018 annual meeting of stockholders;
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and
•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice of annual meeting.

Stockholders of record as of the close of business on October 14, 2015 may vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

This notice of Annual Meeting and the accompanying proxy statement and form of proxy are being made available to all stockholders entitled to vote at the Annual Meeting on or about October 30, 2015.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we would like for your shares to be represented. Please vote as soon as possible.

By order of the Board of Directors.
Karen Sanford Senior Vice President, Chief General Counsel and Corporate Secretary

Denver, Colorado
October 28, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2015:

OUR 2015 PROXY STATEMENT, OUR PROXY CARD

AND OUR 2015 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT

HTTP://MATERIALS.PROXYVOTE.COM/46090K

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, December 9, 2015

INTRAWEST RESORTS HOLDINGS, INC.

1621 18th Street, Suite 300

Denver, Colorado 80202

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, DECEMBER 9, 2015

GENERAL INFORMATION

Q:	Why am I receiving these materials?
A:	This proxy statement (this “Proxy Statement”) is furnished to you by the Board of Directors of Intrawest Resorts Holdings, Inc. (the “Board of Directors”) and contains information related to the 2015 Annual Meeting of Stockholders to be held on Wednesday, December 9, 2015, beginning at 10:00 A.M. Mountain Standard Time at The Crawford Hotel, 1600 17th Street, Denver, Colorado 80202, and any postponements or adjournments thereof (the “Annual Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Intrawest” refer to Intrawest Resorts Holdings, Inc. following the consummation of a series of restructuring transactions in December 2013 and to Intrawest Cayman L.P. (“Cayman L.P.”) prior to the consummation of those restructuring transactions. The Board of Directors is furnishing these materials to you to solicit your proxy to vote on two proposals (as described more fully below) at the Annual Meeting. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

This Proxy Statement and the form of proxy are being made available to all stockholders of record entitled to vote at the Annual Meeting on or about October 30, 2015.

Q:	What is included in these materials?
A:	These materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2015 (the “Annual Report”). Our principal executive offices are located at 1621 18th Street, Suite 300, Denver, Colorado 80202, and our telephone number is (303) 749-8200. We maintain a website at www.Intrawest.com. The information on our website is not a part of this Proxy Statement.
Q:	What items will be voted on at the Annual Meeting?

A:

Stockholders will vote on the following items at the Annual Meeting:

•	the election of Richard Georgi and Thomas Marano as Class II directors to serve until the 2018 annual meeting of stockholders;
•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and
•	the transaction of such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board of Directors recommends a vote:
•	FOR the election of Richard Georgi and Thomas Marano as Class II directors to serve until the 2018 annual meeting of stockholders; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.
Q:	Who is making this solicitation?
A:	The Board of Directors is soliciting proxies in connection with the Annual Meeting.
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Q:	Who pays for the proxy solicitation process?
A:	Intrawest will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.
Q:	Who may vote at the Annual Meeting?
A:	Stockholders of record as of the close of trading on October 14, 2015 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 45,219,380 shares of Intrawest’s common stock issued and outstanding, held by five holders of record. Each share of Intrawest’s common stock is entitled to one vote on each matter.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by Intrawest.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of Intrawest’s shares, how do I vote?

A:

If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card included within these proxy materials.
•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card included within these proxy materials.
•	By Mail. You may vote by proxy by filling out the proxy card included within these proxy materials and returning it in the envelope provided.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on the day before the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker, bank, trustee or other nominee to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:
•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy from your broker, bank, trustee, or nominee.
•	Via the Internet. If permitted by your broker, bank, trustee or nominee, you may vote by proxy via the Internet by accessing the website found on the vote instruction form provided to you by your broker, bank, trustee, or nominee.
•	By Telephone. If permitted by your broker, bank, trustee or nominee, you may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or nominee.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or nominee.
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Q:	If I submit a proxy, how will it be voted?
A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of the Board of Directors as described above. As such, if you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card and “FOR” the ratification of KPMG LLP as our independent registered accounting firm for the fiscal year ending June 30, 2016. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:	What should I do if I get more than one proxy or voting instruction card?
A:	Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are counted.
Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary, at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the Annual Meeting in person?
A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the close of trading on October 14, 2015, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:	At the Annual Meeting, the presence in person or by proxy of a majority of the Company’s capital stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. Thus, a total of 45,219,380 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 22,609,691 votes must be represented at the Annual Meeting or by proxy to have a quorum. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
Q:	What are broker non-votes?
A:	Broker non-votes are shares held by brokers, banks and other such holders that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter—the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors absent direction from you. The broker’s inability to vote with respect to the election of directors where a beneficial owner does not provide voting instructions is referred to as a “broker non-vote.”
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Q:	What is the voting requirement to approve each of the proposals?
A:	In the election of directors contemplated by Proposal 1, you may vote “FOR ALL,” “WITHHOLD ALL” or “FOR ALL EXCEPT” with respect to one or more of the nominees. Each director is elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the two nominees receiving the highest number of affirmative, or “FOR,” votes will be elected as Class II directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Under Delaware law, abstentions are treated as shares present and entitled to vote for purposes of such proposal, but they are not counted as shares cast. Additionally, as a result of a change in rules related to discretionary voting and broker non-votes, bankers, brokers and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors. Therefore, abstentions, votes to withhold and broker non-votes will have no effect on the outcome of the vote.

In the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 contemplated by Proposal 2, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 requires the affirmative vote of the holders of a majority of the total number of votes of the Company’s capital stock present or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Under Delaware law, abstentions are treated as shares present and entitled to vote for purposes of such proposal, but they are not counted as shares cast and therefore will have no effect on the outcome of the vote. As the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016 should be considered a “routine” matter, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q:	Who will tabulate the votes?
A:	A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	How can I find the results of the Annual Meeting?

A:	Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Will my vote be kept confidential?

A:	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q:	How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2016 annual meeting of stockholders?
A:	To be included in our Proxy Statement for the 2016 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy materials for our 2016 annual meeting of stockholders, a stockholder proposal must be submitted in writing to Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, by no later than July 3, 2015, unless the 2016 annual meeting of stockholders is called for a date that is not within 30 days of the anniversary date of the Annual Meeting, in which case, in order to be timely, notice by the stockholder must be received by Intrawest a reasonable time before we begin to print and send our proxy materials for the 2016 annual meeting of stockholders.
Q:	How can stockholders submit nominations of persons for election to the Board of Directors or proposals of business to be transacted by the stockholders for the 2016 annual meeting of stockholders?
A.	A stockholder of record may submit nominations of persons for election to the Board of Directors or proposals of business to be transacted by the stockholders only if he or she complies with Article II, Sections 2.18 and 2.19, and any other relevant provisions, of our Amended and Restated Bylaws (our “Bylaws”). Our Bylaws are accessible on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.” You may also contact Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
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If you wish to submit a proposal that is not to be included in the proxy statement for the 2016 annual meeting of stockholders, your proposal generally must be submitted in writing to Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, no later than September 10, 2016 but no earlier than August 11, 2016, unless the 2016 annual meeting of stockholders is called for a date that is not within 30 days of the anniversary date of the Annual Meeting, in which case, in order to be timely, notice by the stockholder must be received by Intrawest no earlier than 120 days before the date of such annual meeting of stockholders and no later than the close of business on the 10th day following the day on which such notice of the date of the 2016 annual meeting of stockholders is mailed or publicly disclosed, whichever first occurs.

With respect to a stockholder’s nomination of a candidate for the Board of Directors, the stockholder notice to our Senior Vice President, Chief General Counsel and Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination.

With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the text of the proposal, the name and address and the class or series and number of all shares of capital stock of the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, and certain other information specified in our Bylaws.

If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you wish to nominate a candidate for director, see the procedures discussed below in “Criteria and Procedures for Selection of Director Nominees.”

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Intrawest stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Intrawest that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, or (3) contact our Investor Relations department by email at InvestorRelations@intrawest.com. Stockholders who currently receive multiple copies of this Proxy Statement or the Annual Report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202 or (303) 749-8200, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you can request householding by contacting the Senior Vice President, Chief General Counsel and Corporate Secretary in the same manner described above.

Q:	What if I need to change my mailing address?
A:	You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, Shareholder Services, by telephone at (800) 937-5449 (toll free within the U.S.) or (718) 921-8124 (outside the U.S.), or by email at info@amstock.com if you need to change your mailing address.
Q:	What are the implications of being an “emerging growth company”?

A:	We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. As an emerging growth company, we are permitted to provide less extensive disclosure about our executive compensation arrangements and are not required to provide our stockholders with the opportunity to vote on executive compensation or golden parachute arrangements on a non-binding advisory basis, and we have elected to take advantage of scaled disclosure requirements for executive compensation and are not soliciting stockholder votes on our executive compensation. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (“IPO”) or (b) in which we have total annual gross revenues of at least $1.0 billion, (2) the first day of the fiscal year after which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
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CORPORATE GOVERNANCE

Governing Documents

The following primary documents make up Intrawest’s corporate governance framework:

•	Restated Certificate of Incorporation
•	Amended and Restated Bylaws
•	Corporate Governance Guidelines (the “Governance Guidelines”)
•	Code of Ethics for Principal Executive and Senior Financial Officers (the “Principal Officer Code”)
•	Code of Business Conduct and Ethics (the “Code of Conduct”)
•	Charter of the Audit Committee of the Board of Directors (the “Audit Committee”)
•	Charter of the Compensation Committee of the Board of Directors (the “Compensation Committee”)
•	Charter of the Nominating and Corporate Governance Committee of the Board of Directors (the “NCG Committee”)

These documents are accessible on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.” You also may obtain a free copy of any of these documents by sending a written request to Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202, Attention: Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary.

Corporate Governance Guidelines

The Governance Guidelines, which are available on our website as outlined above, set forth the Company’s primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board of Directors. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Code of Ethics for Principal Executive and Senior Financial Officers

The Board of Directors adopted the Principal Officer Code, applicable to the Company’s principal executive officers and senior financial officers, which is designed to deter wrongdoing and promote:

•	honest and ethical conduct;
•	full, fair, accurate, timely and understandable public disclosure;
•	compliance with applicable laws and regulations;
•	prompt internal reporting of violations; and
•	accountability for adherence to the Principal Officer Code.

Any substantive amendment to or grant of a waiver from a provision of the Principal Officer Code requiring disclosure under applicable rules of the SEC or the New York Stock Exchange (“NYSE”) will be posted on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters” and/or in our public filings with the SEC.

Code of Business Conduct and Ethics

The Board of Directors adopted the Code of Conduct to help ensure that the Company abides by applicable corporate governance standards. This Code of Conduct applies to all of the Company’s directors, management, officers and employees.

Board Leadership Structure

As set forth in the Corporate Governance Guidelines, the Board of Directors does not require the separation of the offices of the Chairperson of the Board of Directors (“Chairperson”) and the Chief Executive Officer. However, Intrawest currently separates the roles of Chief Executive Officer and Chairperson. The Board of Directors believes that separate roles provide, at present, the best balance between the Chairperson’s role of leading the Board of Directors in its oversight of management, and the Chief Executive Officer’s role of focusing on developing and implementing the strategy approved by the Board of Directors and managing the Company’s day-to-day business.

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Board of Directors’ Role in Risk Oversight

While management is responsible for day-to-day risk management of the Company’s operations, the Board of Directors is responsible for overseeing enterprise-wide risks. The Board of Directors uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee’s expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company’s compensation programs, including goals, objectives, performance and compensation for our Chief Executive Officer and other executive officers, and, when applicable, the compensation disclosure in the Company’s proxy statement; and the NCG Committee oversees director qualifications, Board of Directors’ structure, evaluation of the performance of the Board of Directors and the annual self-evaluation process of the Board of Directors and each committee, and corporate governance matters. In addition to getting information from its committees, the Board of Directors also receives updates directly from members of management. In this regard, Mr. Marano, due to his position as both Chief Executive Officer and a director of the Company, is particularly important in communicating with other members of management and keeping the Board of Directors updated on the important aspects of the Company’s operations.

Information on Compensation Risk Assessment

Management and the Compensation Committee periodically review material compensation policies and practices for all employees, including executive officers. Management and the Compensation Committee considered whether the current compensation program, including a participation right or other economic interest incentive the Board of Directors may award under Mr. Marano’s employment agreement with the Company (as described in greater detail below under “Executive Employment Agreements–Employment Agreement with Thomas F. Marano”), encourages excessive risk taking by employees at the expense of long-term Company value. Based upon their assessment, management and the Compensation Committee believe that the Company’s compensation program, which includes a mix of annual incentives, cash and equity awards, including potential equity incentive in respect of a new line of business, and retention incentives, does not present risks that are reasonably likely to have a material adverse effect on the Company.

Independent Directors

Intrawest recognizes the importance of having an independent Board of Directors that is accountable to Intrawest and its stockholders. Accordingly, the Governance Guidelines (a copy of which may be found on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters”) provide that a majority of the Company’s directors shall be independent in accordance with the NYSE listing standards. The Board of Directors has affirmatively determined that Messrs. Armstrong, Clifford, Harris and Jay are “independent” under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

The Board of Directors held six meetings during fiscal 2015 and took action by written consent on two occasions. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the portion of the last fiscal year for which he was a director or committee member, respectively, except for Mr. Georgi. Mr. Georgi was unable to attend two of the Board of Director meetings held in fiscal 2015 due to unforeseen scheduling conflicts, but his views were represented at the meeting by his business partner. Directors are invited and encouraged but are not required to attend the Company’s annual meeting of stockholders. One member of the Board of Directors attended the Company’s fiscal 2014 annual meeting of stockholders.

Presiding Non-Management Director and Executive Sessions

Intrawest’s independent directors met once in executive session in fiscal 2015. Intrawest’s non-management and independent directors anticipate meeting in executive session at least once per year. No presiding non-management director has been selected to preside at each executive session, but a presiding director will be appointed to preside at each executive session on an ad hoc basis.

Communications with the Board of Directors

Any Intrawest stockholder or other interested party who wishes to communicate with the Board of Directors or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

Communications with the Audit Committee

Complaints and concerns relating to Intrawest’s accounting, financial reporting, internal accounting controls or auditing matters (together, “Accounting Matters”) should be communicated to the Audit Committee. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through an anonymous hotline hosted by a third-party vendor, Navex Global EthicsPoint (“Navex Global”), that has been retained on behalf of the Audit Committee for this purpose. Navex Global may be contacted toll-free at 1-866-869-9344, or via its website at www.intrawest.ethicspoint.com. Outside parties, including stockholders, may bring issues regarding Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee, c/o Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

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All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the Chief General Counsel and other appropriate persons as determined by the Audit Committee. The Chief General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

While the Board of Directors retains ultimate responsibility for nominating members for election to the Board of Directors, the NCG Committee conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

•	whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board of Directors’ oversight of the business and affairs of the Company;
•	the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities;
•	experience, skills and expertise;
•	diversity;
•	personal and professional integrity;
•	character;
•	business judgment;
•	time availability and dedication;
•	conflicts of interest;
•	composition of the Board of Directors; and
•	requirements of applicable laws and NYSE listing standards.

While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees.

In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company’s management, as well as recommendations from Company stockholders. In considering candidates recommended by stockholders, the NCG Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Company is party to a Stockholders Agreement with Intrawest S.à r.l. and Intrawest Europe Holdings, S.à r.l. (the “Initial Stockholders”). The Initial Stockholders are indirectly owned by investment funds managed by Fortress Investment Group, LLC (“Fortress”). The Stockholders Agreement requires, among other things, that the Company include directors designated by Fortress in the slate of director nominees recommended by the Board of Directors. For more information, see “Stockholders Agreement--Designation and Election of Directors” below.

While the NCG Committee’s Charter and the Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Bylaws include procedures for stockholders to nominate candidates to serve on the Board of Directors for election at any annual meeting of stockholders or at any special meeting called for the purpose of electing directors. The Board of Directors believes that it is appropriate for Intrawest not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in our Bylaws, as summarized below.

Our Bylaws require a stockholder who desires to nominate a candidate for election to the Board of Directors at an annual meeting of stockholders to timely submit certain information to Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary at Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202. This information includes, among other things:

•	the stockholder’s name and address, and the class, series and number of shares that he or she owns;
•	a representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting of stockholders;
•	the name, address and certain other information regarding the stockholder’s nominee for director;
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•	a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board of Directors; and
•	a completed questionnaire with respect to the prospective nominee’s background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws include special notice provisions if no annual meeting of stockholders was held in the previous year, or if the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting of stockholders. While these provisions of our Bylaws permit a stockholder to nominate a candidate for election to the Board of Directors, such nominations will be subject to certain rights of the Initial Stockholders discussed below under the caption “Stockholders Agreement.” See our Bylaws for full information regarding requirements for stockholder nominees of directors.

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BOARD OF DIRECTORS

The Board of Directors directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, the Board of Directors serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board of Directors selects and oversees the members of senior management who are charged by the Board of Directors with conducting the business of the Company.

Intrawest’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three and not more than 11 directors, as may be determined from time to time by a majority of the entire Board of Directors. As of the date of this Proxy Statement, the Board of Directors consists of seven members, six of whom are non-employee directors.

The Board of Directors is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. Intrawest’s current Board of Directors is classified as follows:

Class	Term Expiration	Director
Class I	2017	William J. Clifford
		John W. Harris III
Class II	2015	Richard E. Georgi
		Thomas F. Marano
Class III	2016	Richard Armstrong
		Wesley R. Edens
		Timothy Jay

Our Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Bylaws provide that directors are elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy and entitled to vote on the election of directors, which means that the nominees who receive the highest number of votes will be elected as directors. Designation of director nominees is subject to the Stockholders Agreement discussed below under the caption “Stockholders Agreement.”

Committees of the Board of Directors

The Board of Directors has a separately-designated standing Audit Committee, NCG Committee, Compensation Committee, and Executive Committee. Each of the Audit Committee, the NCG Committee and the Compensation Committee consists entirely of non-employee directors, and the Board of Directors has determined that each member of these committees is “independent,” as defined under NYSE listing standards.

Audit Committee

The Audit Committee’s responsibilities and purposes are to:

•	assist the Board of Directors in its oversight of:
•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the annual independent audit of the Company’s financial statements;
•	the engagement of the independent registered public accounting firm and the independent registered public accounting firm’s qualifications and independence; and
•	the performance of the Company’s independent registered public accounting firm and internal audit function;
•	determine whether to recommend to the stockholders the appointment of the Company’s independent registered public accounting firm; and
•	pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm.

The Audit Committee also participates in the certification process relating to the filing with the SEC of certain periodic reports pursuant to the Exchange Act and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders. A copy of the Charter of the Audit Committee, which has been approved by the Board of Directors, is available on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.”

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The members of the Audit Committee are Messrs. Clifford (Chairman), Harris, and Jay. The Board of Directors has determined that: (i) each is “independent”; (ii) each is “financially literate”; and (iii) Mr. Clifford is an “audit committee financial expert,” as these terms are defined under the Exchange Act and the NYSE listing standards. For further information regarding Mr. Clifford’s qualifications to be an “audit committee financial expert,” please refer to his biography below, under the heading, “Class I – Term Expiring in 2017.” The Audit Committee met five times in fiscal 2015.

Nominating and Corporate Governance Committee

The NCG Committee’s responsibilities and purposes are to:

•	identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;
•	advise the Board of Directors as to the board composition, procedures and committees;
•	develop and recommend to the Board of Directors a set of corporate governance guidelines and maintain and update such guidelines, as appropriate;
•	review, approve or ratify related-party transactions and other matters that may pose conflicts of interest; and
•	oversee the evaluation of the performance of the Board of Directors and the annual self-evaluation process of the Board of Directors and each committee.

A copy of the Charter of the NCG Committee, which has been approved by the Board of Directors, is available on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.” See “Corporate Governance—Criteria and Procedures for Selection of Director Nominees” above for more information about the process for identifying and evaluating nominees for director.

The members of the NCG Committee are Messrs. Armstrong and Jay (Chairman). Messrs. Armstrong and Jay are “independent,” as defined under the NYSE listing standards. The NCG Committee met once in fiscal 2015.

Compensation Committee

The Compensation Committee acts pursuant to its Charter and is authorized and directed, among other things, to:

•	evaluate the performance of the Chief Executive Officer in light of the goals and objectives of the Company and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the Chief Executive Officer’s compensation level based on this evaluation;
•	evaluate the performance of the other executive officers of the Company in light of the goals and objectives of the Company and make recommendations to the Board of Directors with respect to the compensation of such other executive officers;
•	review and approve any severance or termination arrangements to be made with any executive officer;
•	review the compensation arrangements for the Company’s employees and evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking;
•	review the Company’s goals and objectives of the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans and amend, or recommend that the Board amend, these goals and objectives, if the Compensation Committee deems it appropriate;
•	review the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of the goals and objectives and recommend that the Board amend the plans if the Compensation Committee deems it appropriate;
•	review all equity-compensation plans to be submitted for stockholder approval under the NYSE listing standards, and to review, and in the Compensation Committee’s sole discretion, approve all equity-compensation plans that are exempt from such stockholder approval requirement;
•	as and when required by the rules of the SEC, review and discuss with management the Company’s compensation discussion and analysis (“CD&A”) and recommend to the Board of Directors that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K.

The Compensation Committee is also responsible for determining the compensation of our executive officers, including our named executive officers. In appropriate circumstances, such as when new market data supports a market adjustment, the Compensation Committee, in its sole discretion, considers the recommendations of our Chief Executive Officer and advice of the external compensation consultant in setting executive compensation, including the compensation of the other named executive officers. The Compensation Committee, however, makes all final determinations regarding executive officer compensation and no executive officer is involved in the deliberations or the determination with respect to his or her own compensation.

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The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement. The Compensation Committee may also form subcommittees for any purpose that it deems appropriate and delegate to such subcommittees power and authority as the Compensation Committee deems appropriate; provided, however, that the Compensation Committee may not delegate any power or authority required by any law or listing standard to be exercised by the Compensation Committee as a whole. A copy of the Charter of the Compensation Committee, which has been approved by the Board of Directors, is available at Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.”

The members of the Compensation Committee are Messrs. Armstrong (Chairman) and Harris. Each member of Intrawest’s Compensation Committee is “independent,” as defined under the NYSE listing standards. The directors who are appointed to the Compensation Committee are also “non-employee” directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, and “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met 12 times in fiscal 2015.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, the members of the Compensation Committee were Messrs. Armstrong and Harris, neither of whom was, at any time during fiscal 2015, an officer or employee of the Company and neither of whom has ever been an officer of the Company or had any relationship with the Company requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. During fiscal 2015, no Compensation Committee interlocks existed between the Company and any other entity, meaning none of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Executive Committee

The Executive Committee has all powers and rights to exercise the full authority of the Board of Directors during the intervals between meetings of the Board of Directors in the management of the business and affairs of the Company, subject to certain limitations set forth in the Charter of the Executive Committee.

A copy of the Charter of the Executive Committee, which has been approved by the Board of Directors, is available on Intrawest’s website at http://ir.intrawest.com by clicking on “Corporate Governance” and then “Corporate Charters.”

The members of the Executive Committee are Messrs. Edens (Chairman) and Marano. Prior to November 20, 2014, the members of the Executive Committee were Messrs. Edens (Chairman) and Jensen. In fiscal 2015, the Executive Committee held numerous discussions and took action by written consent on two occasions.

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PROPOSAL 1. ELECTION OF DIRECTORS

The terms of the Class II directors, consisting of Messrs. Richard Georgi and Thomas Marano, will expire at the Annual Meeting. Each has been nominated by the Board of Directors to serve as a continuing director for a new three-year term expiring at the 2018 annual meeting of stockholders. Each nominee selected will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

In determining whether to nominate each of the Class II directors for another term, the Board of Directors considered not only the designation of Messrs. Georgi and Marano by the NCG Committee, but also the factors discussed above under “Corporate Governance—Criteria and Procedures for Selection of Director Nominees,” and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company that no director having attained the age of 70 years will stand for re-election.

The Board of Directors believes that each director nominee will be able to stand for election. If you do not wish your shares to be voted for one or both of the nominees, you may so indicate when you vote.

With the exception of Mr. Edens, none of the individuals listed below served as a director of Intrawest or any predecessor company prior to our IPO.

The Board of Directors, acting upon the unanimous recommendation of the NCG Committee, has unanimously nominated Richard Georgi and Thomas Marano for election as Class II directors to serve until the 2018 annual meeting of stockholders. Each nominee has consented to being named as a nominee and to serve if elected. While it is not expected that any of the nominees will be unable or unwilling to serve, if for any reason one or more is/are unable or unwilling to do so, the proxies will be voted for substitute nominees selected by the Board of Directors or the Board of Directors may reduce the authorized number of directors.

Vote Required for Election

Each director is elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting, which means that the two nominees who receive the highest number of votes at the Annual Meeting will be elected as directors. Abstentions, votes to withhold and broker non-votes will not have any effect on the election of a director.

Director Nominees

Class II – Term Expiring in 2015

Richard E. Georgi, age 52, was appointed a director of the Company in January 2014. Mr. Georgi is the chief investment officer and chairman of the investment committee for Grove International Partners, LLP (“Grove”), and has been Grove’s managing partner since its formation in 2004. Mr. Georgi was founding partner of Grove’s predecessor entity, Soros Real Estate Partners, in 1999. Prior to that, Mr. Georgi was a managing director at Goldman, Sachs & Co. Inc. While at Goldman, Sachs & Co. Inc., Mr. Georgi was the head of European Investment business for the Whitehall Funds and a member of the Whitehall investment committee. We believe Mr. Georgi should continue to serve on the Board of Directors because of his significant business, management, and leadership experience, and his familiarity with our industry and the Company.

Thomas F. Marano, age 54, was appointed a director and Chief Executive Officer of the Company in November 2014. Mr. Marano served as the chief executive officer and as the chairman of the board of Residential Capital LLC, a real estate finance company, from July 2008 until April 2013. From April 2008 until April 2009, Mr. Marano was a managing director at Cerberus Capital Management, a private investment firm. Prior to that, from May 1983 until April 2008, Mr. Marano was a senior managing director at Bear Stearns & Co., Inc., an investment banking firm. Mr. Marano was selected to serve on the Board of Directors because of his significant business, management and leadership experience, and we believe Mr. Marano should continue to serve on the Board of Directors because of his significant business, finance, management and leadership experience.

The Board of Directors recommends that you vote FOR the election of each of the nominees named above.

Unless marked to the contrary, proxies received will be voted “FOR” the election of the Class II director nominees.

Continuing Directors

Class III – Term Expiring in 2016

Richard Armstrong, age 45, was appointed a director of the Company in January 2014 and serves as Chair of the Compensation Committee and as a member of the NCG Committee. From 1996 to 2004, Mr. Armstrong was a lead guide and operations manager for Valdez Heli Ski Guides, a heli-skiing company. Mr. Armstrong has been an ambassador and product tester for Salomon Group, a sports

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equipment manufacturing company, since 1994; he served as a marketing consultant for VF Corporation, a clothing company, from 1994 to 2009; and he served as a youth marketing consultant and talent scout for The North Face, Inc., an outdoor product company, from 1989 to 2008. Mr. Armstrong has founded a number of private businesses, and has owned and operated RARE Properties of Jackson Hole LLC since 2001 and the RARE Gallery of Fine Art since 2004, and has been a shareholder of Teton Gravity Research since 1996. Mr. Armstrong serves as chief executive officer of the following privately held companies: RARE Properties LLC (2006 to present) and TRAM Partners LLC (2012 to present). Mr. Armstrong was selected to serve on the Board of Directors because of his extensive knowledge of the ski industry and his management and consulting experience.

Wesley R. Edens, age 53, was appointed a director of the Company in January 2014 and serves as Chairman of the Board of Directors. Mr. Edens is the founding principal and co-chairman of the board of directors of Fortress Investment Group LLC, a global investment management group and an affiliate of Intrawest’s largest stockholder, Intrawest Europe Holdings S.á.r.l., since August 2009. From 2006 to 2009, he was chairman of the board of directors of Fortress. He has also been a member of the management committee of Fortress since co-founding Fortress in 1998. He is responsible for Fortress’ private equity and publicly traded alternative investment businesses. He is also chairman of the board of directors of each of Fortress Transportation and Infrastructure Investors LLC; Springleaf Holdings, Inc. (NYSE: LEAF), a consumer finance company; Eurocastle Investments Limited, a closed-end investment company; Mapeley Limited, a real estate investment and asset management company; Nationstar Mortgage Holdings Inc. (NYSE: NSM), a real estate services company; New Media Investment Group Inc. (NYSE: NEWM), a print and online media company; New Residential Investment Corp. (NYSE: NRZ), a real estate investment trust focused on investing in, and managing, investments related to real estate; Newcastle Investment Corp. (NYSE: NCT), a real estate investment and finance company; New Senior Investment Group Inc., a real estate investment trust with a portfolio of senior housing properties; and Florida East Coast Railway Corp, a company engaged in operating short-line freight railroads. Mr. Edens is also a director of Gaming and Leisure Properties Inc., a holding company. Mr. Edens serves as chairman, chief executive officer and trustee of Fortress Investment Trust II, a registered investment company that deregistered with the SEC in January 2011. Mr. Edens was a director of GAGFAH S.A., a real estate management company; Brookdale Senior Living Inc. (NYSE: BKD), a provider of senior living facilities; GateHouse Media Inc., a print and online media publishing company; and Penn National Gaming Inc. (NASDAQ: PENN), an owner and operator in the gaming and racing industry. Mr. Edens previously served on the boards of the following publicly traded company and registered investment companies: Crown Castle Investment Corp. (merged with Global Signal Inc.) from January 2007 to July 2007; Fortress Brookdale Investment Fund LLC from August 13, 2000 (deregistered with the SEC in March 2009); Fortress Pinnacle Investment Fund from July 24, 2002 (deregistered with the SEC in March 2008); RIC Coinvestment Fund LP from May 10, 2006 (deregistered with the SEC in June 2009); and RailAmerica Inc. from October 2009 (deregistered with the SEC in December 2012). Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers (a financial services firm). Mr. Edens was selected to serve on the Board of Directors because he brings strong leadership and extensive business and managerial experience to the Board of Directors. In addition, Mr. Edens brings his broad strategic vision to the Company and the Board of Directors. Further, his experience on the boards of other public companies, including serving as chairman of the board of certain of such companies, provides the Board of Directors with insight into how boards at other companies address issues similar to those faced by us.

Timothy Jay, age 56, was appointed a director of the Company in January 2014 and serves as Chair of the NCG Committee and as a member of the Audit Committee. From 2009 until 2015, Mr. Jay worked as head of government bond sales and rates trader at CRT Capital Group LLC, a financial services firm. From 2005 to 2006, he served as co-managing partner at Rockridge Advisors LLC, a multi-strategy hedge fund. Prior to 2005, Mr. Jay worked for Lehman Brothers as a government bond trader, head of global government bond business and a liquid markets head trader. Additionally, from 1996 to 2006, Mr. Jay served as both chairman and vice chairman of the treasury borrowing advisory committee which regularly advised the U.S. Treasury and the Federal Reserve Board on policy. Mr. Jay was selected to serve on the Board of Directors because of his significant knowledge of real estate and operational and financial development.

Class I – Term Expiring in 2017

William J. Clifford, age 58, was appointed a director of the Company in January 2014 and serves as Chair of the Audit Committee. Mr. Clifford has been the chief financial officer and treasurer of Gaming and Leisure Properties, Inc., a gaming-focused real estate investment trust, since February 2013. From 2001 to 2013, Mr. Clifford served as senior vice president-finance and chief financial officer of Penn National Gaming, Inc., an operator of gaming and racing facilities. Mr. Clifford was selected to serve on the Board of Directors because of his significant finance and management expertise, as well as his business and leadership experience in the gaming industry, which has similar characteristics to our industry.

John W. Harris III, age 37, was appointed a director of the Company in January 2014 and serves as a member of the Compensation Committee and the Audit Committee. Mr. Harris has been chief operating officer of Lincoln Harris, a privately held commercial real estate company, since 2012. Prior to joining Lincoln Harris, Mr. Harris worked for Fortress Investment Group, LLC, a global investment management group and an affiliate of Intrawest’s largest stockholder, Intrawest Europe Holdings S.à r.l., from 2004 to 2012 in various positions. While at Fortress Investment Group, he worked in Europe and the United States. Today, as chief operating officer of Lincoln Harris, he is responsible for the day-to-day operations of the company as well as its development platform across the Southeast. Mr. Harris also serves on the board of publicly-traded Sonic Automotive, Inc., an automotive retailer. Mr. Harris was selected to serve on our Board of Directors because of his business and leadership experience, including his experience as chief operating officer of Lincoln Harris.

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MANAGEMENT

The Company’s executive officers, as well as additional information with respect to such persons, are set forth in the table below:

Name	Age	Position
Thomas F. Marano	54	Chief Executive Officer
Travis Mayer	33	Executive Vice President, Chief Financial Officer and Treasurer
Sky Foulkes	55	Executive Vice President and Chief Operating Officer
Karen Sanford	38	Senior Vice President, Chief General Counsel and Corporate Secretary
Carl Long	48	Senior Vice President, Chief Accounting Officer and Corporate Controller

For biographical information about Mr. Marano, see “Director Nominees – Class II – Term Expiring in 2015” above.

Travis J. Mayer, age 33, was appointed Executive Vice President, Chief Financial Officer and Treasurer in January 2015, prior to which he served as Executive Vice President, Operations and Business Development from March 2014 until January 2015 and as Senior Vice President, Financial Analysis, Planning & Business Development from July 2013 until March 2014. From 2007 until July 2013, Mr. Mayer held various finance and business development positions at Intrawest. Prior to joining Intrawest, Mr. Mayer was a member of the U.S. Ski Team for eight years and represented the United States at two Olympic Games, earning a silver medal in the 2002 Olympics in Salt Lake City, Utah. Mr. Mayer holds an M.B.A. from Harvard Business School and a B.S. from Cornell University, summa cum laude.

Sky Foulkes, age 55,was appointed Executive Vice President in January 2015 and has also served as Chief Operating Officer since November 2014. From 2007 to November 2014, Mr. Foulkes served as the President and Chief Operating Officer of Stratton Mountain Resort, a ski and snowboard resort owned and operated by The Stratton Corporation (“Stratton”), a wholly-owned subsidiary of the Company. From November 2002 to 2007, Mr. Foulkes served as Vice President and General Manager of Stratton. He joined the Stratton team in December 1982 and held a variety of positions at Stratton prior to being elected Vice President and General Manager. Mr. Foulkes oversees the day-to-day mountain and adventure operations. Mr. Foulkes holds a B.S. in Outdoor Recreation from Colorado State University, cum laude.

Karen Sanford, age 38, was appointed Senior Vice President and Chief General Counsel in June 2015 and has served as Corporate Secretary since March 2015. Ms. Sanford served as Deputy General Counsel and Vice President from August 2014 to June 2015, as Vice President of Risk and Litigation from July 2011 to August 2014, and as corporate counsel from 2008 to July 2011. Prior to joining Intrawest, Ms. Sanford worked as an attorney at Borden Ladner Gervais LLP in Canada. Ms. Sanford earned her Juris Doctorate degree from the University of British Columbia, Faculty of Law, Vancouver, B.C. and passed the Colorado Bar Exam in May 2015.

Carl Long, age 48, was appointed Senior Vice President, Chief Accounting Officer and Corporate Controller in May 2014. From 2012 until May of 2014, Mr. Long was senior vice president and controller of Health Grades, Inc., a web-based provider of healthcare services. From 2010 to 2012, Mr. Long was the chief accounting officer at DigitalGlobe, Inc., a provider of satellite imagery products and services. From 2007 to 2010, Mr. Long was vice president of finance and corporate controller at The Trizetto Group, Inc., a provider of software and consulting services for the healthcare industry. Prior to joining The Trizetto Group, Mr. Long had over ten years of experience in various accounting and financial reporting roles. Mr. Long is a Certified Public Accountant and holds an M.B.A. from Katz Graduate School of Business and a B.S. from the United States Air Force Academy.

There are no family relationships between or among any of our executive officers or directors.

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EXECUTIVE COMPENSATION

Introduction

Our compensation philosophy is to pay for performance, rewarding employees when performance targets are met. Merit increases, annual incentive compensation and equity-based awards are all tied to performance and results. Our compensation programs are designed to attract, retain, motivate and reward employees. Pay is commensurate with the scope and influence of the employee’s role and the extent to which an employee contributes to the achievement of key initiatives and financial targets and demonstrates our values. All of our compensation programs are designed to align and reward actions that we believe contribute to our competitiveness and encourage superior performance.

Pursuant to its Charter, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants. During fiscal year 2015, the Compensation Committee engaged Mercer LLC (“Mercer”) to assist the Compensation Committee with its responsibilities. The Compensation Committee sought Mercer’s advice and recommendations on matters that came before the Compensation Committee, including but not limited to

•	form and amount of executive compensation and director compensation for 2015;
•	composition of a competitive peer group; and
•	compensation governance and compliance.

Mercer does not provide any other services to Intrawest. Based on the Compensation Committee’s review of the standards promulgated by the SEC and the NYSE to assess compensation advisor independence, which are identified in its Charter, the Compensation Committee concluded that the advice it received from Mercer represented an independent perspective without any conflict of interest.

Our market for executive recruiting is generally other ski resort, leisure and hospitality businesses. For non-operations executives, we look outside of the ski and leisure industries to identify the best available candidates. In evaluating the competiveness of our executive compensation program, we target compensation against companies in the Denver marketplace of similar size, scope and complexity of operations. Executive pay in fiscal 2015 was tied to both the Company’s performance and the individual’s annual performance. Annual incentive compensation is typically awarded in September or October when our results are available for the fiscal year to which such compensation relates. We also anticipate making annual long-term incentive compensation awards to certain employees in the future, subject to the approval of our Compensation Committee. Merit increases are typically awarded in January of each year, subject to the approval of the Compensation Committee. The employment agreements of our named executive officers specify each executive’s annual incentive bonus target under our current bonus program.

Summary Compensation Table for Fiscal 2015

The following table summarizes the total compensation paid or earned by the named executive officers for fiscal year 2015 and, where applicable, fiscal year 2014 during which the officer was a named executive officer:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(10)	Total ($)
William A. Jensen Former Chief Executive Officer(4)	2015 2014	385,995 702,897	— 1,665.469	— 3,000,000	— —	330,785 518,002	721,724 5,852	1,438,504 5,892,220(9)
Thomas F. Marano Chief Executive Officer(5)	2015	438,394	—	—	9,352,213(6)	468,728	51,385	10,310,720
Travis Mayer Executive Vice President, Chief Financial Officer and Treasurer(7)	2015 2014	323,077 255,212	— —	— 1,000,000	— —	246,600 166,500	7,015 —	576,692 1,421,712
Sky Foulkes Executive Vice President and Chief Operating Officer(8)	2015	316,826	—	—	—	260,801	18,522	596,149

___________

(1)	Amounts shown reflect salary earned during the fiscal year, which differ from base salaries in that year based in part on the timing of previous year annual adjustments, mid-year promotions, service period and other adjustments in any given year.
(2)	Represents restricted stock units (“RSUs”) granted in connection with our IPO that vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant, subject to the named executive officer’s continued service through the specified vesting date. The amounts represent the aggregate grant date fair value of RSUs granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718, and do not represent cash payments made to individuals or amounts realized, or amounts that may be realized. The assumptions that we used to calculate these amounts are discussed in Note 13 to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on September 23, 2014.
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(3)	Represents performance based bonuses paid in respect of fiscal 2015 performance, as described in greater detail below under “Bonus Arrangements— Fiscal 2015 Bonus Arrangements” and performance based bonuses paid in respect of fiscal 2014 performance, as described in greater detail below under “Bonus Arrangements—Fiscal 2014 Bonus Arrangements.”
(4)	Mr. Jensen resigned from the Company effective as of November 20, 2014. For further discussion, see “Executive Employment Agreements— Employment Agreement with William A. Jensen.”
(5)	Mr. Marano was appointed as the Chief Executive Officer of the Company on November 20, 2014.
(6)	Represents the option to purchase 2,700,000 shares of our common stock (the “Option”) granted November 20, 2014 that vests and becomes exercisable as follows: 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant. The amount represents the aggregate grant date fair value of the Option computed in accordance with FASB ASC Topic 718, and does not represent cash payments made to the individual or amounts realized, or amounts that may be realized. The assumptions that we used to calculate this amount is discussed in Note 15 to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the SEC on September 9, 2015.
(7)	Mr. Mayer was appointed as the Chief Financial Officer of the Company on January 11, 2015.
(8)	Mr. Foulkes was appointed as the Chief Operating Officer of the Company on November 20, 2014.
(9)	Includes $2,174 in Other Compensation, consisting of Company-paid life, accidental death and disability insurance premiums in fiscal 2014, which was inadvertently omitted from All Other Compensation in our proxy statement for fiscal 2014.
(10)	All other compensation for fiscal 2015 includes the following:
Name	Fiscal Year	Company Contributions Under 401(k) Plan ($)(a)	Company-Paid Life, Accidental Death, and Disability Insurance Premiums ($)(b)	Company-Paid Relocation Compensation ($)(c)	Severance Compensation ($)(d)	Total ($)
William A. Jensen	2015 2014	6,838 3,678	926 2,174	— —	713,960 —	721,724 5,852
Thomas F. Marano	2015	—	1,084	50,301	—	51,385
Travis Mayer	2015	6,222	793	—	—	7,015
Sky Foulkes	2015	3,149	812	14,560	—	18,522

___________

(a)	Consists of Company contributions to the named executive officer’s account in the Company’s tax-qualified 401(k) Plan.
(b)	Consists of premiums paid on behalf of the named executive officer for life, accidental death, and disability insurance.
(c)	Consists of relocation-related expenses paid in connection with the named executive officer’s relocation to Colorado pursuant to the terms of the respective named executive officer’s employment agreement, as described in greater detail below under “Executive Employment Agreements – Employment Agreement with Thomas F. Marano” and “Executive Employment Agreements–-Employment Agreement with Sky Foulkes”
(d)	Consists of severance compensation pursuant to the separation agreement between Mr. Jensen and the Company, as described in greater detail below under “Executive Employment Agreements–-Employment Agreement with William A. Jensen.”

Bonus Arrangements

Fiscal 2014 Bonus Arrangements

Messrs. Jensen and Mayer participated in our Fiscal Year 2014 Incentive Plan (“Fiscal 2014 Incentive Plan”) in fiscal 2014, pursuant to which each named executive officer was eligible to receive a cash incentive bonus upon the achievement of certain performance goals and subject to his continued employment through the applicable payment date. The Fiscal 2014 Incentive Plan provided that a total of 80% of the bonus was based on our achievement of an Adjusted EBITDA goal, and the remaining 20% was based on pre-determined quantifiable individual goals and objectives.

Mr. Jensen was eligible to receive a target cash bonus payment under the Fiscal 2014 Incentive Plan equal to 100% of his annual base salary, and Mr. Mayer was eligible to receive a target cash bonus payment under the Fiscal 2014 Incentive Plan equal to 75% of his annual base salary. We achieved 74% of the Adjusted EBITDA target level, and each of Messrs. Jensen and Mayer achieved his respective individual goals and objectives in respect of fiscal 2014. As a result, we made payment of the bonus amounts to Messrs. Jensen and Mayer in October 2014 in the amounts listed for fiscal 2014 in the “Summary Compensation Table for Fiscal 2015” above, under the heading “Non-Equity Incentive Plan Compensation.”

Fiscal 2015 Bonus Arrangements

Each of the named executive officers participated in our Fiscal Year 2015 Incentive Plan (“Fiscal 2015 Incentive Plan”) in fiscal 2015, pursuant to which each named executive officer was eligible to receive a cash incentive bonus upon the achievement of certain performance goals.  For each named executive officer, the Fiscal 2015 Incentive Plan provides that a total of 80% of a bonus be based on our achievement of Adjusted EBITDA goals, and the remaining 20% be based on pre-determined quantifiable goals and objectives and, with the exception of Mr. Jensen, subject to the named executive officer’s continued employment through the applicable payment date.

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Each of Messrs. Marano and Foulkes was eligible to receive a target cash bonus payment under the Fiscal 2015 Incentive Plan equal to 100% of his respective annual base salary upon the achievement of the applicable objectives; Mr. Mayer was eligible to receive a target bonus equal to 75% of his annual base salary; and Mr. Jensen was eligible to receive a fraction (based on the number of days Mr. Jensen was employed by the Company in fiscal 2015) of the target cash bonus equal to 100% of his annual base salary. Intrawest as a whole achieved 103% of the Adjusted EBITDA target level.  As a result, we made payment of the applicable bonus amounts to Messrs. Marano, Mayer, Foulkes and Jensen in October 2015 in the amounts listed for fiscal 2015 in the “Summary Compensation Table for Fiscal 2015” above, under the heading “Non-Equity Incentive Plan Compensation.”

Mr. Foulkes was also eligible to receive additional compensation as part of a long-term incentive plan by achieving certain EBITDA targets at Stratton Mountain Resort. For fiscal 2015, Stratton Mountain Resort exceeded its EBITDA targets which resulted in a payout of 60% of base pay for Mr. Foulkes, prorated to the period of time during fiscal 2015 that Mr. Foulkes was employed by Stratton Mountain Resort. This payment was also made in October 2015 and is included in the totals for “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table for Fiscal 2015” above.

Executive Employment Agreements

The Company has employment agreements with Messrs. Marano, Mayer and Foulkes, all of which were approved by the Compensation Committee. The Company also had an employment agreement with Mr. Jensen, the Company’s former Chief Executive Officer, which was approved by the Compensation Committee.

For purposes of each of the employment agreements described below, “good reason” means, in summary, (i) a reduction in base salary (other than an across-the-board reduction affecting all senior executives), (ii) a relocation of principal place of employment to another country or a location more than fifty miles from the respective employee’s current principal place of employment, (iii) a material and adverse alteration in responsibilities or title, or (iv) an intentional material breach by the Company of the employment agreement.

Employment Agreement with William A. Jensen

The Company entered into an amended and restated employment agreement with Mr. Jensen on January 20, 2014, and a first amendment to employment agreement on September 11, 2014, pursuant to which Mr. Jensen served as the Company’s Chief Executive Officer. Pursuant to his employment agreement, Mr. Jensen received a base salary of $700,000 and was eligible to receive a target annual bonus of 100% of his base salary under the terms of the Company’s annual performance-based cash bonus plan. The agreement also provided that Mr. Jensen was eligible to participate in all of the Company’s benefits, retirement and perquisite plans generally available to the Company’s similarly-situated executives.

The agreement further provided for payment, within 40 days following the date of closing of our IPO, of a cash transaction bonus in connection with our IPO equal to the lesser of (i) $2,000,000 and (ii) 1% of the net proceeds received by the Initial Stockholders in our IPO. In accordance with this provision, Mr. Jensen received a cash transaction bonus in the amount of $1,665,468.75.

Pursuant to the terms of his employment agreement, upon completion of our IPO, Mr. Jensen received a grant of 250,000 restricted stock units (“RSUs”) under the terms of the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan with an aggregate value at the time of grant equal to $3,000,000. The RSUs were scheduled to vest in three equal annual installments on each of the first three anniversaries of the date of the grant, subject to Mr. Jensen’s continued service through the specified vesting date, provided that if Mr. Jensen’s employment was terminated by the Company other than for cause, by Mr. Jensen for “good reason” (as defined in the agreement and summarized above) or due to Mr. Jensen’s death or disability, the portions of the RSUs that were scheduled to vest on the next applicable vesting date would automatically vest. Each RSU represented the right to receive, in the Company’s sole discretion, either one share of the Company’s common stock or cash equal to the fair market value of one share of the Company’s common stock. In January 2015, the Company delivered 83,333 shares of common stock to Mr. Jensen in settlement of the 83,333 RSUs that were scheduled to vest on January 30, 2015.

Mr. Jensen’s employment agreement provided that if his employment was terminated by the Company without cause or by Mr. Jensen for good reason, he would receive, subject to certain conditions, (i) continued base salary payments for 12 months following the termination date, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Jensen’s employment agreement further provided that if his employment was terminated by the Company without cause or by Mr. Jensen for good reason within 12 months following a “change in control” (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he would receive the benefits described in the preceding paragraph, except that he would receive base salary payments for 18 months and in full, regardless of any income received from alternate employment during such 18-month period.

Mr. Jensen’s employment agreement contained standard provisions for non-competition and non-solicitation of the Company’s employees that became effective upon the date of Mr. Jensen’s termination of employment and that will continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

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In connection with Mr. Jensen’s departure from the Company effective as of November 20, 2014, the Company entered into a separation agreement and general release of claims with Mr. Jensen, pursuant to which Mr. Jensen is eligible to receive the severance payments and benefits to the same extent as if he were terminated without cause as provided under his employment agreement.

Employment Agreement with Thomas F. Marano

On November 20, 2014, the Company entered into an employment agreement with Mr. Marano, which was amended and restated in its entirety effective as of January 1, 2015, pursuant to which Mr. Marano serves as the Company’s Chief Executive Officer and President. Mr. Marano’s employment agreement provides that he receives a base salary of $700,000, which may be increased annually by the Compensation Committee but may not be decreased without Mr. Marano’s consent, subject to certain exceptions. Additionally, Mr. Marano’s employment agreement provides that he is eligible to receive an annual bonus of 100% of his base salary under the terms of the Company’s annual performance-based cash bonus plan. The employment agreement also provides that Mr. Marano is eligible to participate in all of the Company’s benefits, group insurance, retirement and perquisite plans generally available to the Company’s similarly-situated executives. In accordance with the terms of the employment agreement, subject to prior approval by the Board of Directors, Mr. Marano (along with any other members of management or other employees of the Company as determined by the Board of Directors and Mr. Marano) is entitled to receive a new business venture incentive in the form of a participation right or other economic interest, as determined by the Board of Directors, up to a maximum of 25% of the value created as a direct result of any new business created by the Company that is outside the scope of the Company’s then-existing business and for which Mr. Marano was primarily responsible for the creative inspiration, business planning and execution, all as determined by the Board of Directors in good faith. Any such new business incentive will be subject in all respects to definitive documentation reasonably approved by the Board of Directors, including such terms and conditions, including with respect to vesting of such new business incentive, as are reasonably determined by the Board of Directors in consultation with Mr. Marano.

Pursuant to the terms of his employment agreement, Mr. Marano received a grant of an option to purchase 2,700,000 shares of the Company’s common stock (the “Option”) under the terms of the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan (the “Equity Incentive Plan”) and a stock option award agreement between the Company and Mr. Marano. The Option will become vested and exercisable with respect to 1,350,000 shares on the second anniversary of the date of grant and will become vested and exercisable with respect to the remaining 1,350,000 shares on the third anniversary of the date of grant, subject to Mr. Marano’s continued service through the specified vesting date, provided that if Mr. Marano’s employment is terminated by the Company other than for cause (as defined in the employment agreement), by Mr. Marano for “good reason” (as defined in the employment agreement) or due to Mr. Marano’s death or disability, the portions of the Option that are scheduled to vest on the next applicable vesting date will automatically vest.

Pursuant to the terms of Mr. Marano’s employment agreement, in the event of the termination of Mr. Marano’s employment by the Company without cause (not including due to Mr. Marano’s death or disability) or by Mr. Marano for good reason, the employment agreement provides that he will receive, subject to certain conditions, (i) continued base salary payments for 12 months following the termination date, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months. Additionally, if Mr. Marano’s employment is terminated as a result of his disability, he will be entitled to receive all of the foregoing payments, except that he will be entitled to receive base salary payments in full for 12 months, regardless of any income received from alternate employment during such 12-month period.

Mr. Marano’s employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Marano for good reason within 12 months following a “change in control” (as defined in the Equity Incentive Plan), he will receive the benefits described in the preceding two paragraphs, except that he will receive base salary payments for 18 months and in full, regardless of any income received from alternate employment during such 18-month period.

Pursuant to the terms of Mr. Marano’s employment agreement, if the Company terminates Mr. Marano’s employment for cause, or if Mr. Marano’s employment is terminated as a result of his death, Mr. Marano (or his heirs) will be entitled to receive a lump-sum payment of his base salary, to the extent accrued and unpaid up through the date of termination of employment.

Mr. Marano’s employment agreement contains, among other things, standard provisions for non-competition and non-solicitation of the Company’s employees that become effective as of the date of Mr. Marano’s termination of employment and that continue for one year thereafter. The employment agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Mr. Marano’s employment agreement also provides that the Company will pay his reasonable travel expenses for up to 30 days from the effective date of his employment agreement until the date on which he enters into a lease for temporary housing and thereafter the Company will pay the rental cost, not to exceed $4,000 per month, of temporary housing for one year following the effective date of Mr. Marano’s employment agreement. In addition, the employment agreement provides that the Company will pay the cost of up to eight round-trip, business class airfare tickets for Mr. Marano and/or his spouse to travel between Denver, Colorado and the New York City, New York, metropolitan area. The employment agreement further provides that the Company will pay relocation expenses, including the movement of Mr. Marano and his family, their household goods, vehicles and other personal effects, in an amount not to exceed $100,000. In addition, the employment agreement provides that the Company will pay any reasonable broker commissions

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incurred in connection with the sale of Mr. Marano’s residence in New Jersey, provided that (i) if, within one year of the effective date, Mr. Marano’s employment with the Company terminates for cause (as described above) or Mr. Marano voluntarily resigns, then Mr. Marano will be required to repay the entire broker commission payment, and (ii) if, after the first anniversary date and prior to the second anniversary date, Mr. Marano’s employment with the Company terminates for cause or Mr. Marano voluntarily resigns, then Mr. Marano will be required to repay one-half of the broker commission payment.

Employment Agreement with Travis Mayer

The Company entered into an employment agreement with Mr. Mayer on May 13, 2014, a first amendment to employment agreement on September 11, 2014, and a second amendment to employment agreement on January 12, 2015 (and as modified by a Flexible Time-Off Policy effective as of January 1, 2015), pursuant to which Mr. Mayer serves as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Mayer’s employment agreement provides that he receives a base salary of $300,000 and is eligible to receive a target bonus of 75% of his base salary under the terms of the Company’s annual performance-based cash bonus plan. The employment agreement also provides that Mr. Mayer is eligible to participate in all of the Company’s benefits, retirement and perquisite plans generally available to the Company’s similarly-situated executives.

Mr. Mayer’s employment agreement provides that if his employment is terminated by the Company other than for cause or by Mr. Mayer for good reason, he will receive (i) continued base salary payments for 12 months, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Mayer’s employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Mayer for good reason within 12 months following a “change in control” (as defined in the Equity Incentive Plan), he will receive the benefits described in the preceding paragraph, except that he will receive base salary payments for the 12-month period in full, regardless of any income received from alternate employment during such 12-month period.

Mr. Mayer’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company’s employees that become effective as of the date of Mr. Mayer’s termination of employment and that continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Employment Agreement with Sky Foulkes

The Company entered into an employment agreement with Mr. Foulkes on November 20, 2014 and an amended and restated employment agreement with Mr. Foulkes effective as of January 1, 2015, pursuant to which Mr. Foulkes continues to serve as the Company’s Executive Vice President and Chief Operating Officer. Mr. Foulkes’ employment agreement provides that he receives a base salary of $325,000 and is eligible to receive a target bonus of 100% of his base salary under the terms of the Company’s annual performance-based cash bonus plan. The employment agreement also provides that Mr. Foulkes is eligible to participate in all of the Company’s benefits, retirement and perquisite plans generally available to the Company’s similarly-situated executives.

Mr. Foulkes’ employment agreement provides that if his employment is terminated by the Company other than for cause or by Mr. Foulkes for good reason, he will receive (i) continued base salary payments for 12 months, less any income received from alternate employment during such 12-month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continuation of health benefits for 12 months.

Mr. Foulkes’ employment agreement further provides that if his employment is terminated by the Company without cause or by Mr. Foulkes for good reason within 12 months following a “change in control” (as defined in the Equity Incentive Plan), he will receive the benefits described in the preceding paragraph, except that he will receive base salary payments for the 12-month period in full, regardless of any income received from alternate employment during such 12-month period.

Mr. Foulkes’ employment agreement contains standard provisions for non-competition and non-solicitation of the Company’s employees that become effective as of the date of Mr. Foulkes’ termination of employment and that continue for one year thereafter. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

Mr. Foulkes’ employment agreement also provides that the Company will pay Mr. Foulkes’ relocation expenses, including the movement of Mr. Foulkes and his family, their household goods, vehicles and other personal effects and any reasonable broker commissions incurred in connection with the sale of Mr. Foulkes’ residence in Vermont in an amount not to exceed $55,000 in the aggregate.

Retirement Benefits

Each of our named executive officers, who is currently employed by us, is eligible to participate, along with substantially all of our U.S. employees, in the Intrawest 401(k) Retirement Plan.

The Intrawest 401(k) Retirement Plan provides for matching contributions to eligible employees who have completed one year of service with Intrawest equal to 50% of the first 1.5% of the participant’s compensation.

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The matching contribution made to each of Messrs. Foulkes, Jensen and Mayer is included in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal 2015” above. Mr. Marano had not met the one-year service requirement for a matching contribution as of June 30, 2015 and therefore did not receive a matching contribution in fiscal 2015.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table shows certain information regarding outstanding equity awards held by the named executive officers as of June 30, 2015:

The grant dates and vesting dates of Options and RSUs that have not vested as of June 30, 2015 are as follows:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William A. Jensen(2)	—	—	—	—		—
Thomas Marano	2,700,000	(3)	11/20/2024
Travis Mayer				55,584		645,886
Sky Foulkes				27,792	(4)	322,943

___________

(1)	The fair market value of these unvested RSU awards was determined based on the last reported closing price of our common stock of $11.62 per share on June 30, 2015, multiplied by the number of units.
(2)	On January 30, 2014, Mr. Jensen was granted 250,000 RSUs that were scheduled to vest in three annual installments beginning on the first anniversary of the date of grant as follows: 33.3% on each of the first and second anniversaries of the date of grant and 33.4% on the third anniversary of the date of grant. Mr. Jensen resigned from the Company effective November 20, 2014, and 83,333 shares of common stock were delivered to Mr. Jensen in settlement of the 83,333 restricted stock units that were previously granted to Mr. Jensen that were scheduled to vest on January 30, 2015. For further discussion, see “Executive Employment Agreements-–Employment Agreement with William A. Jensen.” The remaining 166,667 RSUs granted to Mr. Jensen were forfeited and, pursuant to the terms of the Equity Incentive Plan, are again available for awards under the plan.
(3)	The options become vested and exercisable in two installments as follows: 1,350,000 shares become vested and exercisable on the second anniversary of the date of grant and the remaining 1,350,000 shares become vested and exercisable on the third anniversary of the date of grant (each a “vesting event”), with an equal number of shares at each exercise price becoming vested and exercisable on each vesting date, subject to the named executive officer’s continued service through the specified vesting date. The exercise prices per vesting event are as follows: 450,000 shares have an exercise price of $10.49; 450,000 shares have an exercise price per share of $11.25; and 450,000 shares have an exercise price per share of $12.01, except that the applicable exercise price per share shall not be less than the fair market value on the date of grant,.
(4)	Represents unvested RSUs granted under the Equity Incentive Plan on January 30, 2014 that vest as follows: 33.3% vested on the first anniversary of the date of grant; 33.3% will vest on the second anniversary of the date of grant; and 33.4% will vest on the third anniversary of the date of grant, subject to the named executive officer’s continued service through the specified vesting date.
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DIRECTOR COMPENSATION

Director Compensation for Fiscal 2015

The table below provides information concerning the compensation of our non-employee directors in fiscal 2015. Directors who are not deemed to be “independent” under Section 303A.02(b) of the NYSE listing standards receive no additional compensation for their service as a director. Our independent directors have been determined to be Messrs. Armstrong, Clifford, Harris and Jay. Thomas F. Marano is also a named executive officer and his compensation as Chief Executive Officer is included in the “Summary Compensation Table for Fiscal 2015” in the “Executive Compensation” section of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1, 2)	All Other Compensation ($)(3)	Total ($)
Richard Armstrong	75,000	10,000	85,000
William J. Clifford	75,000	10,000	85,000
Wesley R. Edens	—	—	—
Richard E. Georgi	—	—	—
John W. Harris III	75,000	—	75,000
Timothy Jay	75,000	10,000	85,000

___________

(1)	As of June 30, 2015, each of our non-employee directors, Messrs. Armstrong, Clifford, Harris and Jay, held 6,250 shares of restricted stock granted to our non-employee directors on January 30, 2014. The shares of restricted stock vest in three annual installments, as follows: 33.3% vested on the first anniversary of the date of grant, 33.3% will vest of the second anniversary of the date of grant, and 33.4% will vest on the third anniversary of the date of grant, provided that the applicable director remains in continuous service as a member of the Board of Directors through, and has not given or received a notice of termination of such service as of, the applicable vesting date.
(2)	Consists of non-employee independent director fees payable to a director pursuant to the Company’s non-employee director compensation policy, as described in greater detail below under “—Non-Employee Director Compensation Policy.”
(3)	Consists of non-employee independent director committee chair fees payable to a committee Chairman pursuant to the Company’s non-employee director compensation policy, as described in greater detail below under “—Non-Employee Director Compensation Policy.”

Non-Employee Director Compensation Policy

Non-employee independent directors receive annual fees, payable semi-annually on July 1 and January 1 in cash or by issuance of common stock based on the fair market value of the common stock on the date of issuance. For fiscal 2015, the annual retainer for each member of the Board of Directors was $75,000. In addition, each committee Chairman was entitled to receive an additional $10,000 per year. In fiscal year 2014, the Company provided its non-employee independent directors with equity compensation as determined by the Board of Directors. No equity compensation awards were granted to the independent directors in fiscal year 2015. All directors received reimbursement of their reasonable travel expenses in connection with their service.

Security Ownership of Directors and Officers

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2015 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all executive officers and directors as a group.
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We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have based percentage ownership of our common stock on 45,219,380 shares of our common stock outstanding as of September 30, 2015. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares (#)		Percent of Class
5% Stockholders:
Intrawest Europe Holdings S.á.r.l(1)	27,038,250		59.79%
Named Executive Officers and Directors:
Richard Armstrong	6,250	(2)	0.01%
William J. Clifford	6,250	(2)	0.01%
Wesley R. Edens(1)	—		—
Sky Foulkes	8,994	(3)	0.02%
Richard E. Georgi(1)	—		—
John W. Harris III	6,250	(2)	0.01%
Timothy Jay	6,250	(2)	0.01%
William A. Jensen	83,333	(4)	0.18%
Thomas F. Marano	10,000	(5)	0.02%
Travis Mayer	18,451		0.04%
Directors, nominees and executive officers as a group (11 Persons)	70,256		0.16%

___________

(1)	Intrawest Europe Holdings S.à r.l. beneficially owns 27,038,250 shares of our common stock. Intrawest Europe Holdings S.à r.l. directly owns 18,661,850 shares of our common stock and Intrawest S.à r.l. directly owns 8,376,400 shares of our common stock. Intrawest Europe Holdings S.à r.l. owns 100% of Intrawest S.à r.l. Intrawest Europe Holdings S.à r.l. and Intrawest S.à r.l are the “Initial Stockholders.” Cayman L.P. owns 100% of Intrawest Holdings S.à r.l., which owns 100% of Intrawest Europe Holdings S.à r.l. Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D), L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., Fortress Investment Fund IV (Coinvestment Fund A) L.P., Fortress Investment Fund IV (Coinvestment Fund B) L.P., Fortress Investment Fund IV (Coinvestment Fund C) L.P., Fortress Investment Fund IV (Coinvestment Fund D), L.P., Fortress Investment Fund IV (Coinvestment Fund F) L.P., Fortress Investment Fund IV (Coinvestment Fund G) L.P., Fortress IW Coinvestment Fund IV (Fund A) L.P., Fortress IW Coinvestment Fund IV (Fund B) L.P., Fortress IW Coinvestment Fund IV (Fund C) L.P., Fortress IW Coinvestment Fund IV (Fund D), L.P., and Fortress IW Coinvestment Fund IV (Fund G) L.P. (collectively, the “Funds”) collectively own 82.1% of the common units and 88.7% of the Class A Preferred Units of Cayman L.P. FIG LLC is the investment manager of each of the Funds. Fortress Operating Entity I LP (“FOE I”) is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress Investment Group LLC. As of September 30, 2015, Mr. Wesley R. Edens owned 14.27% of Fortress Investment Group LLC (Class A and Class B shares), and Mr. Randal A. Nardone owned 10.40% of Fortress Investment Group LLC (Class A and Class B shares). By virtue of their ownership interest in Fortress Investment Group LLC and certain of its affiliates, Mr. Edens and Mr. Nardone may be deemed to own the shares listed as beneficially owned by the Initial Stockholders. Mr. Edens and Mr. Nardone each disclaim beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105. Mr. Georgi is managing partner and chairman of the investment committee of Grove Limited Partners Funds (“Grove LP”). Entities controlled by an affiliate of Grove LP collectively own 17.9% of the common units and 11.3% of the Class A Preferred Units of Cayman L.P.
(2)	Consists of shares of restricted stock issued on January 30, 2014, which shares vested 33.3% on the first anniversary date of the date of grant and which shares will vest in two additional annual installments as follows: 33.3% on the second anniversary of the date of grant and 33.4% on the third anniversary of the date of grant, provided that the applicable director remains in continuous service as a member of the Board of Directors through, and has not given or received notice of termination of such service as of, the applicable vesting date.
(3)	Consists of shares of RSUs issued on January 30, 2014, which shares vested 33.3% on the first anniversary date of the date of grant and which shares will vest in two additional annual installments as follows: 33.3% on the second anniversary of the date of grant and 33.4% on the third anniversary of the date of grant, subject to the named executive officer’s continued service through the specified vesting date.
(4)	Mr. Jensen resigned from the Company effective November 20, 2014, and 83,333 shares of common stock were delivered to Mr. Jensen in settlement of the 83,333 restricted stock units that were previously granted to Mr. Jensen that were scheduled to vest on January 30, 2015. For further discussion, see “Executive Employment Agreements---Employment Agreement with William A. Jensen.”
(5)	Consists of shares purchased by Mr. Marano.
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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth additional information as of June 30, 2015 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of June 30, 2015. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,019,830	(2)	$11.34	(3)	1,240,699	(4)
Equity compensation plans not approved by security holders(5)	—		—		—
Total	3,019,830		$11.34		1,240,699

___________

(1)	Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan (“Equity Incentive Plan”).
(2)	Includes unvested restricted stock units and stock options.
(3)	Includes weighted average exercise price of stock options.
(4)	Includes the total shares authorized under the Equity Incentive Plan, less all outstanding options, restricted stock units, and restricted shares.
(5)	As of June 30, 2015, we did not have any equity compensation plans that were not approved by our stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Our directors, executive officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely on a review of the reports filed on behalf of our directors and executive officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2015 our directors, executive officers and greater than 10% stockholders filed the required reports on a timely basis under Section 16(a).

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AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Intrawest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed, and discussed with our management, our audited financial statements for the fiscal year ended June 30, 2015. In addition, the Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public accounting firm (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent registered public accounting firm and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Respectfully submitted by:

Audit Committee
William J. Clifford, Chairman
John W. Harris III

Timothy Jay

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since July 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Stockholders Agreement

General

On January 30, 2014, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the Initial Stockholders. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholders and Fortress with respect to the designation of directors for nomination and election to the Board of Directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholders and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, “Fortress Affiliate Stockholder” means (a) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 of the Exchange Act, except by reason of investment in the Company) of Fortress, (b) any director or officer of Fortress, and (c) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. “Stockholders” includes the Initial Stockholders, each Fortress Affiliate Stockholder and permitted transferees.

The Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (a) that would add restrictions to the transferability of our shares by the Initial Stockholders, any Fortress Affiliate Stockholder or their permitted transferees which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws, or (b) that would nullify the rights set out in the Stockholders Agreement of the Initial Stockholders, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board of Directors those individuals designated by Fortress) so as to elect to the Board of Directors, and to cause to continue in office:

•	a number of directors equal to a majority of the Board of Directors, plus one director, who are individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholders, at least 30% of our voting power;
•	a number equal to a majority of the Board of Directors, minus one director, that are individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholders, less than 30% but at least 20% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;
•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress’ proportional representation on the Board of Directors that are individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholders, less than 20% but at least 10% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate two directors; and
•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress’ proportional representation on the Board of Directors that are individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholders, less than 10% but at least 5% of our voting power, provided that if the Board of Directors consists of six or fewer directors, then Fortress shall have the right to designate one director.
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In addition, the Stockholders Agreement provides Fortress with the right to designate an additional director to the Board of Directors when Grove or one of its affiliates is able to select a director for nomination to the Board of Directors pursuant to the provisions of the limited partnership agreement of Cayman L.P., an affiliate of Fortress and our ultimate parent company. The Cayman L.P. limited partnership agreement requires the general partner of Cayman L.P. to use commercially reasonable efforts to cause the nomination and election to the Board of Directors of a director nominee designated by Grove until the earlier of (i) the date on which Grove no longer owns any partnership interests in Cayman L.P. or (ii) the date on which certain indebtedness of Cayman L.P. is repaid in full. Mr. Georgi is an affiliate of Grove.

In accordance with the Stockholders Agreement, Fortress designated Messrs. Armstrong, Clifford, Edens, Georgi, Harris and Jay for election to the Board of Directors.

Indemnification

The Stockholders Agreement provides that we will indemnify the Initial Stockholders and their officers, directors, employees, members, managers, partners, agents and affiliates against losses based on, arising out of or resulting from:

•	the ownership or the operation of our assets or properties and the operation or conduct of our business, including contracts entered into by us; and
•	any other activities we engage in.

In addition, we have agreed to indemnify the Initial Stockholders and their officers, directors, employees, members, managers, partners, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to any untrue statement or alleged untrue statement of a material fact, or omissions or alleged omissions to state a material fact, in the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholders for use in the preparation of that registration statement or report.

Registration Rights

Demand Rights.  Under the Stockholders Agreement, each Stockholder has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of our IPO or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a “Registrable Amount”), “demand” registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a “firm commitment” underwritten offering to which all Stockholders were given “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other underwritten offering.

Piggyback Rights.  Under the Stockholders Agreement, for so long as the Stockholders beneficially own a Registrable Amount and subject to certain other conditions, the Stockholders have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration.  Under the Stockholders Agreement, we granted to the Initial Stockholders or any of their respective permitted transferees (in each case to the extent a Stockholder under the Stockholders Agreement), for so long as the Initial Stockholders, together with Fortress and its affiliates and permitted transferees, beneficially own a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. Within five business days of receipt of notice, we will deliver written notice to each Stockholder of any written notice delivered to us requiring the Company to file a Form S-3 so that each Stockholder may elect to participate in the shelf registration statement upon delivery of a written request to do so to us.

Indemnification; Expenses; Lock-ups.

Under the Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members, partners and affiliates against any losses or damages resulting from any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement or prospectus or any amendment thereof or supplement thereto pursuant to which it sells shares of our common stock, unless such liability arose from any information furnished

27

in writing to the Company by such selling Stockholder expressly for use therein, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its untrue statements or omissions furnished in writing to the Company for use in such materials. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock pursuant to any registration. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholders, for themselves and for Fortress and its affiliates and permitted transferees. The Initial Stockholders are not obligated to enter into a lock-up agreement in connection with an underwritten offering by the Company.

Tax Services.

We have orally agreed to continue, for an extended period of up to 12 months following the expiration of the provision in the Stockholders Agreement on January 31, 2015, to provide to the Initial Stockholders and their affiliates certain tax, accounting, and recordkeeping services in a manner consistent with past practice. The estimated fair value of these services is less than $120,000.

Related Party Transaction Policy and Procedures

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. We expect our officers and directors to review, approve and ratify transactions with related parties pursuant to the procedures outlined in a written policy on related party transactions which we adopted in connection with our IPO. When considering potential transactions involving a related party that may require approval of the Board of Directors, our officers will notify the Board of Directors in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the Board of Directors to review the matter. At any meeting, our Chief Executive Officer, Chief Financial Officer and other members of management, as appropriate, will provide information to the Board of Directors regarding the proposed transaction, after which the Board of Directors and management will discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the Board of Directors (or specified directors as required by applicable legal requirements) determines that the transaction is in the best interests of the Company and its stockholders, it will vote to approve entering into the transaction with the applicable related party.

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PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has acted as our independent registered public accounting firm since the formation of the Company on August 30, 2013 and acted as the independent registered public accounting firm of Intrawest Cayman L.P. for the fiscal years ended June 30, 2014, 2013 and 2012, respectively. The Audit Committee has selected and approved the engagement of KPMG LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements for the fiscal year ending June 30, 2016. The Audit Committee has further directed that management submit the selection of KPMG LLP to act as our independent registered public accounting firm and to examine our consolidated financial statements for the fiscal year ending June 30, 2016 for ratification by the stockholders at the Annual Meeting. KPMG LLP expects to have a representative at the Annual Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

Neither our Bylaws nor other governing documents of the Company or applicable law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. It is understood that even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The aggregate fees, including expenses, of KPMG LLP for the fiscal years ended June 30, 2015 and June 30, 2014 are as follows:

Type of Fees	2015 ($)	2014 ($)
Audit Fees(1)	1,178,067	2,142,253
Audit-Related Fees(2)	48,919	83,872
Total Audit and Audit-Related Fees	1,226,986	2,226,125
Tax Fees(3)	114,889	413,004
All Other Fees	—	—
Total Fees	1,341,875	2,639,129	(4)

___________

(1)	Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.
(2)	Audit-Related Fees consist of professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations as well as employee benefit plan audits.
(3)	Tax Fees consist of professional services rendered for tax compliance, tax advice and tax planning.
(4)	Includes fees and expenses related to our IPO.

Auditor Independence

The Audit Committee determined that the provisions of services other than audit services by KPMG LLP was compatible with maintaining KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Charter of the Audit Committee provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent registered public accounting firm before the firm is engaged to render these services. The Audit Committee may consult with management in making its decision, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the persons designated present the pre-approvals to the full committee at the next committee meeting.

The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. Fees for permissible non-audit services that are not pre-approved must be less than 5% of total fees paid. All fees paid to KPMG LLP for fiscal 2015 were pre-approved by the Audit Committee; all fees paid to KPMG LLP for fiscal 2014 that were incurred after our IPO were pre-approved by the Audit Committee and all fees paid to KPMG LLP for fiscal 2014 that were incurred prior to our IPO were pre-approved by the board of directors.

29

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this is a “routine” matter, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. Abstentions will not have any effect on the outcome of the vote.

The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

Unless marked to the contrary, proxies received will be voted “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting. In the event any other business is presented at the Annual Meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

Karen Sanford
Senior Vice President,
Chief General Counsel and

Corporate Secretary

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 is available without charge upon written request to: Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary, Intrawest Resorts Holdings, Inc., 1621 18th Street, Suite 300, Denver, Colorado 80202.

30

INTRAWEST RESORTS HOLDINGS, INC. 1621 18TH STREET SUITE 300 DENVER, CO 80202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96269-P69351	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTRAWEST RESORTS HOLDINGS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
1.	To elect Richard Georgi and Thomas Marano as Class II directors to serve until the 2018 Annual Meeting of Stockholders.		☐	☐	☐

Nominees:

01) Richard Georgi 02) Thomas Marano

								For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.							☐	☐	☐

3.	To transact such other business that may properly come before the Annual meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

For address changes and/or comments, please check this box					☐
and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

INTRAWEST RESORTS HOLDINGS, INC.

December 9, 2015

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

M96270-P69351

INTRAWEST RESORTS HOLDINGS, INC. Proxy for Annual Meeting of Stockholders on December 9, 2015 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Karen Sanford, Senior Vice President, Chief General Counsel and Corporate Secretary, and Travis Mayer, Executive Vice President, Chief Financial Officer and Treasurer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Intrawest Resorts Holdings, Inc., to be held on Wednesday, December 9, 2015, at 10:00 a.m. Mountain Time at The Crawford Hotel, 1600 Seventeenth Street, Denver, Colorado 80202, and at any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)